UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________

Date of report (Date of earliest event reported) June 15, 2006 (June 14, 2006)

Cendant Corporation
(Exact name of Registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation) 9 West 57th Street New York, NY (Address of principal executive office)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number) 10019 (Zip Code)

Registrant's telephone number, including area code (212) 413-1800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 14, 2006, Cendant Corporation announced that it commenced tender offers to purchase for cash $2.6 billion of its outstanding corporate debt, with maturities from 2008 to 2015. In conjunction with the tender offers, Cendant is soliciting consents for certain amendments to the indenture pursuant to which the notes were issued. The tender offers are scheduled to expire at midnight, New York City time, on July 12, 2006, unless otherwise extended or earlier terminated.

In addition, Cendant announced that, upon the completion of the spin-offs of Realogy Corporation and Wyndham Worldwide Corporation, it intends to pre-fund its principal and interest obligations on its senior notes due in August 2006 by making an irrevocable deposit with the trustee so as to discharge its obligations under the relevant indenture.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

     (d) Exhibits.

99.1	Press Release dated June 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, Law and Corporate Secretary

Date: June 14, 2006

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K

Report Dated June 15, 2006 (June 14, 2006)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 14, 2006.